                                                                 EXHIBIT 99.8(q)

                         INVESTMENT ACCOUNTING AGREEMENT

         THIS AGREEMENT is made effective the 10th day of January, 2003, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("STATE STREET"), and SECURIAN FINANCIAL GROUP, INC. ("PARENT"), a corporation having its principal office and place of business at 400 Robert Street North, St. Paul, Minnesota, 55101-2098, acting on behalf of itself and each of its subsidiaries listed on Schedule A hereto (each an "INSURANCE COMPANY"), with respect to the accounts of such Insurance Companies listed on Schedule B hereto, (each an "ACCOUNT"), which may include an Insurance Company's General Account and one or more Separate Accounts, as it may be amended from time to time.

                                   WITNESSETH:

         WHEREAS, Parent desires to appoint State Street as an agent of itself and each Insurance Company to perform certain investment accounting and recordkeeping functions for the investment securities, other non-cash investment properties, and monies (the "ASSETS") in each Account; and

         WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

SECTION 1 APPOINTMENT OF AGENT. Parent hereby appoints State Street as its agent and an agent of each Insurance Company to perform certain investment accounting and recordkeeping functions for each Account and to value the Assets associated with each Account, as set forth more fully on Schedule C hereto.

SECTION 2 REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 PARENT REPRESENTATIONS AND WARRANTIES. Parent, on behalf of itself and each Insurance Company, hereby represents, warrants and acknowledges to State Street:

          1) That it is a corporation duly organized and existing and in good standing under the laws of its state of organization; and

          2) That each Insurance Company is a corporation duly organized and existing and in good standing under the laws of its state of organization; and

          3) That it has the requisite power and authority to enter into this Agreement on behalf of each Insurance Company; it has taken all requisite action necessary and secured all requisite approvals and consents (including but not limited to any required from each Insurance Company) to appoint State Street as investment accounting and recordkeeping agent for each Insurance Company; and this Agreement constitutes a legal, valid and binding obligation of each Insurance Company, enforceable in accordance with its terms; and

          3) That it has the requisite power and authority under the Articles of Incorporation, Bylaws, or other governing documents of Parent ("GOVERNING DOCUMENTS"), and applicable law to enter into this Agreement; it has taken all requisite action necessary to appoint State Street as investment accounting and recordkeeping agent; this Agreement has been duly executed and delivered by Parent.; and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with its terms.

         SECTION 2.2 STATE STREET REPRESENTATIONS AND WARRANTIES. State Street hereby represents, warrants and acknowledges to Parent and each Insurance
Company:

          1) That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

          2) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by State Street; and this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms.

SECTION 3 DUTIES AND RESPONSIBILITIES OF THE PARTIES

         SECTION 3.1 DELIVERY OF ACCOUNTS AND RECORDS. Insurance Company will turn over or cause to be turned over to State Street all accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street shall assist Insurance Company in determining the types of accounts and records needed by State Street to perform its duties and obligations hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

         SECTION 3.2 ACCOUNTS AND RECORDS. State Street will prepare and maintain, under the direction of and as interpreted by Insurance Company, Insurance Company's accountants and/or other advisors, in complete, accurate and current form such accounts and records as agreed upon by the parties and specified on Schedule C. Insurance Company will advise State Street in writing of all applicable record retention requirements, other than those set forth in the Investment Company Act of 1940, as amended, and the rules and regulations from time to time adopted thereunder (the "1940 ACT"). State Street will preserve such accounts and records during the term of this Agreement in the manner and for the periods prescribed in the 1940 Act or for such longer period as agreed upon by the parties. Insurance Company will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records when such information is not readily available from generally accepted securities industry services or publications.

         SECTION 3.3 ACCOUNTS AND RECORDS PROPERTY OF INSURANCE COMPANY. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Insurance Company, and will be made available to Insurance Company for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Insurance Company's independent auditors, or upon the prior written approval of Insurance Company, or upon demand, any regulatory body, in any requested review of Insurance Company's accounts and records but Insurance Company will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Insurance Company of the necessary information or Proper Instructions, State Street will supply information from the books and records it maintains for Insurance Company that Insurance Company may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Insurance Company and State Street may agree upon from time to time. At Insurance Company's expense at an hourly rate per State Street employee as agreed in the fee schedule referenced in Section 6 below, State Street will also provide reasonable assistance to Insurance Company's oversight personnel, and reasonable access to State Street's offices by such personnel, for the purpose of auditing State Street's performance of its duties hereunder, including the systems, disclosure controls and procedures implemented by State Street, but only as they relate to Insurance Company.

         SECTION 3.4 ADOPTION OF PROCEDURES. State Street and Insurance Company may from time to time adopt such procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Insurance Company, Insurance Company's accountants or other advisors conflicts with or violates any requirements of the governing documents, prospectus, any applicable law, rule or regulation, or any order, decree or agreement by which Insurance Company or an Account may be bound. Insurance Company will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or Insurance Company policies which may impact State Street responsibilities or procedures under this Agreement.

         SECTION 3.5 VALUATION OF ASSETS. State Street will value the Assets in accordance with Insurance Company's Proper Instructions utilizing the information sources designated by Insurance Company ("PRICING Sources") from time to time on a Price Source and Methodology Authorization Matrix in the form attached as Schedule D.

         SECTION 3.6 TRAINING. After execution of this Agreement, State Street shall provide initial training to Insurance Company's oversight personnel, at State Street's expense with regard to the person(s) providing such training, on the use of State Street's systems necessary to assist Insurance Company to view its accounting records maintained by State Street. Such training shall be provided at Insurance Company's offices or such other location as the parties may agree. After execution of this Agreement and prior to its termination, upon request from Insurance Company, State Street shall also provide a list of State Street's internal training classes for State Street's employees relating to investment accounting and industry knowledge, and shall provide reasonable access to such classes by Insurance Company's oversight personnel. State Street reserves the right to limit the number of Insurance Company personnel who may enroll in any such class, and to prohibit participation by Insurance Company personnel if their enrollment would bar participation by State Street employees. Insurance Company shall bear all expenses related to the participation of Insurance Company personnel in such classes.

         SECTION 3.8 MAINTENANCE OF EQUIPMENT, PROCEDURES AND PROGRAMS. State Street agrees that it will maintain:

          1) Computer and other equipment necessary or appropriate to carry out its obligations under this Agreement;

          2) Commercially reasonable procedures and systems to safeguard from loss or damage attributable to fire, theft or any other cause the records and other data of the Insurance Company; and

          3) A commercially reasonable business continuation program and disaster recovery plan.

SECTION 4 PROPER INSTRUCTIONS. "PROPER INSTRUCTIONS" means a writing signed or initialed by one or more of such persons as Insurance Company shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Insurance Company shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices, provided that Insurance Company and State Street agree to security procedures. Insurance Company will deliver to State Street, on or prior to the date hereof and thereafter from time to time as changes therein are necessary, Proper Instructions naming one or more designated representatives to give Proper Instructions in the name and on behalf of Insurance Company, which Proper Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for Insurance Company and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such Proper Instructions delegating authority to any person to give Proper Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Proper Instructions whatsoever. If Insurance Company fails to provide State Street any such Proper Instructions naming designated representatives, any instructions received by State Street from a person reasonably believed to be an appropriate representative of Insurance Company will constitute valid Proper Instructions hereunder. The term "designated representative" may include Insurance Company's employees and agents, including investment managers and their employees. Insurance Company will provide upon State Street's request a certificate signed by an officer or designated representative of Insurance Company, as conclusive proof of any fact or matter required to be ascertained from Insurance Company hereunder. Insurance Company will also provide State Street Proper Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Proper Instructions, or the instruction or advice of Insurance Company's accountants or counsel, it may in its discretion, with notice to Insurance Company, refrain from acting in accordance therewith.

SECTION 5 INDEMNIFICATION AND LIMITATION OF LIABILITY.

         SECTION 5.1 LIMITATION OF LIABILITY OF STATE STREET. State Street is not responsible or liable for, and each Insurance Company will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, reasonable counsel fees (including disbursements), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

          1) State Street's action or inaction pursuant hereto; provided that State Street's action or inaction was not the result of its negligence or willful misconduct;

          2) State Street's payment of money as requested by Insurance Company, or the taking of any action that might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies except in its sole discretion;

          3) State Street's action or inaction hereunder in accordance with any Proper Instruction, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed, including any Proper Instructions, communications, data or other information received by State Street by means of the Systems, as defined in the Remote Access Services Addendum, or any electronic system of communication;

          4) State Street's action or inaction in good faith reliance on the advice or opinion of counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for Insurance Company at the expense of Insurance Company, or from counsel for State Street at the expense of State Street, or on the Proper Instruction, advice or statements of any officer or employee of Insurance Company, or Insurance Company's accountants or other authorized individuals;

          5) Any error, omission, inaccuracy or other deficiency in the Insurance Company's accounts and records or other information provided to State Street by or on behalf of Insurance Company, including the accuracy of the prices quoted by the Pricing Sources, or the information supplied by Insurance Company to value the Assets, or the failure of Insurance Company to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder;

          6) Insurance Company's refusal or failure to comply with the terms hereof (including without limitation Insurance Company's failure to pay or reimburse State Street under Section 5 hereof if, after final adjudication, Insurance Company is found liable to State Street), Insurance Company's negligence or willful misconduct, or the failure of any representation or warranty of Insurance Company hereunder to be and remain true and correct in all respects at all times;

          7) Loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person with whom State Street may deal in connection with the services provided under this Agreement.

Except to the extent an Insurance Company's General Account may be subject to liability arising from or relating to any Separate Account, any amounts payable by an Insurance Company hereunder shall be satisfied only against the relevant Account's assets and not against the assets of any other Account.

         SECTION 5.2 OTHER LIMITATIONS.

          1) Neither party shall be liable to the other for consequential, special or punitive damages.

          2) State Street shall not be responsible or liable for the failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

SECTION 6 COMPENSATION. In consideration for its services hereunder, Insurance Companies will pay to State Street the compensation set forth in the separate fee schedule described on Schedule E attached hereto, to be agreed to by Insurance Companies and State Street from time to time, and, upon demand, reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, incurred by State Street in connection with the performance of services hereunder.

SECTION 7 TERM AND TERMINATION.

         SECTION 7.1 TERM. This Agreement shall remain in full force and effect for an initial term of three (3) years, and thereafter may be renewed for two successive one (1) year terms upon consent by both parties. Thereafter, this Agreement shall automatically continue in full force and effect for subsequent one (1) year terms unless either party terminates this Agreement.

         SECTION 7.2 TERMINATION. This Agreement may be terminated without penalty in accordance with the following:

          1) Either party may terminate this Agreement at the end of the initial term or any subsequent term by providing written notice of termination to the other party at least one hundred eighty
               (180) days' prior to the end of such term. Notwithstanding the preceding sentence, State Street agrees that it will not terminate this agreement at the end of the initial term solely due to economic considerations relating to the fee schedule agreed to by the parties.

          2) In addition, either party may terminate this Agreement at any time if any of the following events occur:

                    a) In the case of a material breach of any obligation under this Agreement by the other party. The non-breaching party shall give written notice to the breaching party specifying the nature of the breach. If the breaching party fails to cure such breach within ninety (90) days after its receipt of written notice, or if such breach cannot be cured within ninety (90) days with reasonable efforts then within a reasonable time after receipt of such notice (provided, however, that the defaulting party promptly commences and diligently pursues efforts to cure), the non-breaching party shall have the right to terminate this Agreement by written notice to the breaching party specifying the date of termination, which shall be not less than ninety (90) days thereafter; or

                    b) In the case of four (4) material breaches of any obligation or obligations under this Agreement by the other party during any consecutive twelve-month period, whether or not such breaches are cured as contemplated in Section 7.2(2)(a). The non-breaching party shall have the right to terminate this Agreement within thirty (30) days after the occurrence of the fourth material breach by written notice to the breaching party specifying the date of termination, which shall be not less than sixty (60) days thereafter; or

                    c) The other party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due; or a trustee, receiver or liquidator of such other party or of any substantial part of its assets is appointed, and if appointed in a proceeding brought against such other party, such other party approves, consents to or acquiesces in such appointment, or such trustee, receiver or liquidator is not discharged within sixty (60) days; or any proceedings are commenced by or against such other party under any bankruptcy, reorganization, dissolution, liquidation or supervision law or statute of the United States government or any state government; or

                    d) In the event an Insurance Company or an Account is liquidated or agrees to merge with another Insurance Company or Account and will not be the surviving entity. An Insurance Company shall be entitled to terminate this Agreement as to itself if such Insurance Company is the entity to be liquidated or merged, or as to such Account if an Account is to be liquidated or merged, upon one hundred eighty (180) days prior written notice to State Street. Termination of this Agreement with respect to any given Account shall in no way affect the continued validity of this Agreement with respect to any other Account.

                    e) Termination of the separate Administration Agreement between State Street and Insurance Company. Unless the parties agree otherwise, this Agreement shall terminate automatically upon the date that such Administration Agreement is terminated.

                    Neither party shall have any liability to the other party as a result of a termination of this Agreement pursuant to clause (a), (b), (c), (d) or (e) above or with respect to the unexpired portion of the then-current term of this Agreement, provided, however, that all rights, obligations and liabilities arising or accruing under this Agreement prior to the effective date of termination shall survive such termination.

Upon termination hereof:

               1) The Insurance Companies will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

               2) The Insurance Companies will designate a successor (which may be Insurance Company) by Proper Instruction to State Street; and

               3) State Street will, upon payment of all sums due to State Street from the Insurance Companies hereunder or otherwise, deliver all accounts and records and other properties of the Insurance Companies to the successor, or, if none, to the Insurance Companies, at State Street's office. Records maintained in electronic form on State Street's systems shall be delivered in machine readable form.

In the event that accounts, records or other properties remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation for storage thereof during such period, and shall be entitled to destroy the same if not removed by the Insurance Companies within thirty (30) days after written demand.

SECTION 8 GENERAL

         SECTION 8.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Insurance Company may from time to time agree on such provisions interpretive of or in addition to the provisions hereof as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         SECTION 8.2 ADDITIONAL ACCOUNTS AND INSURANCE COMPANIES. In the event that an Insurance Company establishes one or more additional Accounts ("NEW ACCOUNT"), or Parent wishes to add one or more additional Insurance Company ("NEW COMPANY") with respect to which it desires to have State Street render services under the terms hereof, Insurance Company, or Parent in the case of a New Company, shall so notify State Street in writing. Upon written acceptance by State Street, such New Account or New Company shall become subject to the provisions of this Agreement to the same extent as the existing Accounts and Insurance Companies, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Insurance Companies and their Accounts) may be modified with respect to each additional New Account or New Company in writing by the Insurance Company and State Street at the time of the addition of the New Account or New Company. State Street agrees that it will accept additional New Accounts or New Companies provided that (1) the types of securities held by such New Accounts or New Companies, and (2) the services to be provided by State Street hereunder, are substantially the same as the types of securities and services relating to the existing Accounts and Insurance Companies.

         SECTION 8.3 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

         SECTION 8.4 NOTICES. Any notice, instruction or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed telecopy, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

To Insurance Companies:            To State Street:

SECURIAN FINANCIAL GROUP, INC.     STATE STREET BANK AND TRUST COMPANY
400 Robert Street North            801 Pennsylvania Avenue
St. Paul, Minnesota 55101-2098     Kansas City, MO  64105
Attention:  General Counsel        Attention: Senior Vice President,
                                              Insurance Services
Telephone: 651-655-3735            Telephone: 816-871-4100
Telecopy: 651-665-3853             Telecopy: 816-871-9012

         SECTION 8.5 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 8.6 REMOTE ACCESS SERVICES ADDENDUM. State Street and Insurance Company agree to be bound by the terms of the Remote Access Services Addendum attached as Schedule F hereto.

         SECTION 8.7 ASSIGNMENT. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with State Street. State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that State Street shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself, and further provided that State Street provides prior notice of such sub-contract to Insurance Company.

         SECTION 8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

         SECTION 8.9 SEVERABILITY. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

         SECTION 8.10 EACH INSURANCE COMPANY AND ACCOUNT A SEPARATE PARTY. Each Insurance Company is a separate party to this Agreement, and no Insurance Company shall be liable for the obligations of any other Insurance Company hereunder. Except to the extent that an Insurance Company's General Account may be subject to liability arising from or relating to any Separate Account of such Insurance Company, each Account will be regarded for all purposes hereunder as a separate party apart from each other Account. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Account is deemed to relate solely to the particular Account to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Account constitute a right, obligation or remedy applicable to any other Account. The use of this single document to memorialize the separate agreement as to each Account is understood to be for clerical convenience only and will not constitute any basis for joining the Accounts for any reason. Notwithstanding the foregoing provisions, Parent shall be jointly and severally liable for all obligations of any Insurance Company hereunder.

         SECTION 8.11 ENTIRE AGREEMENT. This Agreement and the attached Schedules contain the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

         SECTION 8.12 WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         SECTION 8.13 AMENDMENT. This Agreement may be modified or amended from time to time by mutual written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


SECURIAN FINANCIAL GROUP, INC., ON           STATE STREET BANK AND TRUST COMPANY
BEHALF OF ITSELF AND EACH OF ITS
SUBSIDIARIES LISTED ON SCHEDULE A


By:                                          By:
    ----------------------------------           -------------------------------

Name:                                        Name:
      --------------------------------             -----------------------------

Title:                                       Title:
       -------------------------------              ----------------------------

                                   SCHEDULE A
                          NAMES OF INSURANCE COMPANIES

                        Minnesota Life Insurance Company

                                   SCHEDULE B
                  NAME OF GENERAL ACCOUNT OR SEPARATE ACCOUNTS


VUL Account I
VUL Account II
Aggregate Bond
American Century Target 2005
American Century Target 2010
American Century Target 2015
American Century Target 2020
American Century Target 2025
Deutsche Bank Small Cap Index- VUL Account I
Deutsche Bank Small Cap Index- VUL Account II
Domestic Biotechnology
Emerging Enterprises
Fidelity Asset Manager: Growth
Fidelity Contrafund
Fidelity OTC
Fidelity VIP Equity - Income -  Service Class Shares- VUL Account I
Fidelity VIP Equity - Income -  Service Class Shares- VUL Account II
Fidelity VIP High Income - Service Class Shares- VUL Account I
Fidelity VIP High Income - Service Class Shares- VUL Account II
Fidelity VIP II Contrafund - Service Class Shares- VUL Account I
Fidelity VIP II Contrafund - Service Class Shares- VUL Account II
Group Variable Universal Life Account
High Yield Bond I
International Blend
International Core I
International Growth
International Value
Janus Aspen Capital Appreciation Portfolio - Service Class Shares- VUL Account I
Janus Aspen Capital Appreciation Portfolio - Service Class Shares- VUL Account II
Janus Aspen International Growth Portfolio - Service Class Shares- VUL Account I
Janus Aspen International Growth Portfolio - Service Class Shares- VUL Account II
Large Equity I
Large Equity II
Large Equity Index I
Large Equity IV
Large Equity V
Large Equity VI
Large Growth Equity I
Large Growth Equity II
Large Growth Equity III
Large Growth Equity Index I
Large Growth Equity Index II
Large Growth Equity V
Large Growth Equity VI
Large Value Equity I
Large Value Equity II
Large Value Equity III
Large Value Equity Index I

Large Value Equity IV
Large Value Equity VII
LifeStrategy I
LifeStrategy II
LifeStrategy III
Long-Term Corporate Bond
Managed I
Managed II
Managed III
Managed IV
Minnesota Life Universal Life Account II
Minnesota Life Variable Life Account
Minnesota Life Variable Universal Life Account
Minnesota Life Variable Universal Life Account IV
Money Market
Mortgage
Multicap Growth Equity I
Multicap Growth Equity II
Real Estate
Short-Term Bond
Small Equity I
Small Equity II
Small Equity III
Small Equity Index I
Small Equity IV
Small Growth Equity II
Small Growth Equity III
Small Growth Equity V
Small Growth Equity VI
Small Growth Equity VII
Small Growth Equity VIII
Small Value Equity I
Small Value Equity III
Small Value Equity IV
University Separate Account
US Technology
Vanguard Extended Market Index Fund - Admiral
Vanguard GNMA - Admiral
Vanguard Institutional Index
Vanguard International Value
Vanguard Long Term Corporate - Admiral
Vanguard Prime Money Market
Vanguard Total Int'l Stock Index Fund
Vanguard US Treasury Money Market
Vanguard Wellington - Admiral
Vanguard Windsor II - Admiral
Variable Annuity Account
Variable Fund D
Variable Universal Life Account III
Variable Universal Life Account V

                                   SCHEDULE C
                                    SERVICES

SECURIAN FINANCIAL GROUP PRODUCTS


FUND ACCOUNTING SERVICES PROVIDED BY VENDOR:

FUNCTION                                                                         FREQUENCY
--------                                                                         ---------
PRICING

RECONCILE AND RESOLVE EVENING NAVS                                               DAILY
RECONCILE AND RESOLVE EVENING UNIT VALUES                                        DAILY

PER AGREED UPON UNIT VALUE CALCULATION(s)
SEND SECURITY PRICES TO ADVANTUS                                                 DAILY
SEND UNIT VALUES TO ADMINISTRATION SYSTEMS                                       DAILY
DETERMINE, CORRECT AND REPORT MATERIAL NAV ERRORS                                MONTHLY
DETERMINE, CORRECT AND REPORT MATERIAL UNIT VALUE ERRORS                         MONTHLY
DETERMINE AND REPORT IMMATERIAL NAV ERRORS                                       MONTHLY
DETERMINE AND REPORT IMMATERIAL UNIT VALUE ERRORS                                MONTHLY
RECONCILE AND RESOLVE CASH BALANCE (REPORT NEGATIVE CASH)                        DAILY

SHAREHOLDER/CONTRACT HOLDER ACCOUNTING

RECEIVE SHAREHOLDER ACTIVITY - MANAGED SEPARATE ACCOUNTS                         DAILY
POST SHAREHOLDER ACTIVITY - MANAGED SEPARATE ACCOUNTS                            DAILY
POST CONTRACT HOLDER ACTIVITY                                                    DAILY
RECONCILE SHAREHOLDER AND CONTRACT HOLDER ACTIVITY TO ACCOUNTING SYSTEM(s)       DAILY
TRADE WITH NON-PROPRIETARY FUND FAMILIES - SAME DAY AND NEXT DAY NAVS PER        DAILY
TRADING AGREEMENTS
RECONCILE SEPARATE ACCOUNT SHARES WITH NON-PROPRIETARY FUND FAMILIES             DAILY
RECONCILE SEPARATE ACCOUNT SHARES WITH PROPRIETARY FUNDS                         DAILY

SECURITIES ACCOUNTING

DETERMINE AND SEND CASH AVAILABLE BALANCES TO ADVANTUS - THIS WILL BE USED TO
DAILY VERIFY THE INFORMATION ADVANTUS HAS ALREADY PREPARED
PROCESS INCOME/AMORTIZATION TRANSACTIONS                                         DAILY
RECONCILE AND RESOLVE PAST DUE RECEIVABLES/PAYABLES                              DAILY
RECONCILE AND RESOLVE SECURITIES HELD WITH CUSTODIAN                             DAILY/MONTHLY
SEND SECURITY FILE TO ASSET MANAGER AND SUB-ADVISORS                             DAILY
CANCEL/CORRECT TRADES                                                            DAILY AS REQUIRED
RECONCILE CAPITAL CHANGES WITH INVESTMENT MANAGER                                AS REQUIRED
ACCOUNT FOR SECURITIES LENDING PROGRAM                                           MONTHLY
RECONCILE ACCOUNT BALANCES TO GENERAL LEDGER                                     DAILY

EXPENSE ACCOUNTING

POST EXPENSES AND EXPENSE REIMBURSEMENTS PER AGREED UPON CALCULATIONS            DAILY

PAYING AND POSTING OF EXPENSES                                                   AS INVOICES ARE RECEIVED

RECONCILE EXPENSES                                                               MONTHLY

FINANCIAL AND TAX REPORTING

PREPARE SCHEDULE D - AT LEAST QUARTERLY                                          QUARTERLY
PREPARE SCHEDULE D - ANNUALLY                                                    ANNUALLY
PREPARE QUARTERLY FINANCIAL STATEMENTS - UNREGISTERED SEPARATE ACCOUNTS          QUARTERLY

MAPPING OF PAM TRIAL BALANCE TO CREATE A FINANCIAL STATEMENT. NO FOOTNOTES WILL
BE INCLUDED. QUARTERLY STATEMENT WILL BE YTD STATEMENTS AND WILL BE THE SAME
STATEMENT AS THE ANNUAL STATEMENT.

PROVIDE ACCOUNTING DATA REQUIRED BY SECURIAN FINANCIAL GROUP TO COMPLETE
MONTHLY, QUARTERLY AND ANNUAL REPORTS FOR INTERNAL DEPARTMENTS                   MONTHLY

PROVIDE ACCOUNTING DATA REQUIRED BY SECURIAN FINANCIAL GROUP TO COMPLETE THE
SEPARATE ACCOUNT ANNUAL STATEMENT (GREEN BOOK)                                   ANNUALLY

FUNCTION                                                                         FREQUENCY
--------                                                                         ---------
NEW PRODUCT IMPLEMENTATION

SETUP NEW PRODUCTS ON SYSTEM                                                     AS REQUIRED

COMPLIANCE REPORTING

PROVIDE ACCOUNTING DATA REQUIRED BY SECURIAN FINANCIAL GROUP TO COMPLETE         DAILY
COMPLIANCE REPORTING

GENERAL

PROVIDE BUSINESS CONTINUATION INFORMATION                                        AS REQUIRED
COMPLETE RECORD RETENTION AS AGREED UPON                                         AS REQUIRED
PROVIDE ACCESS TO SECURIAN FINANCIAL GROUP DATA                                  AS REQUIRED

PROVIDE ALL DATA REQUESTED BY SECURIAN FINANCIAL GROUP TO UPDATE INTERNAL DATA   AS REQUIRED
BASES


ACCOUNTING SERVICES COMPLETED BY SECURIAN FINANCIAL GROUP:

FUNCTION                                                                         FREQUENCY
--------                                                                         ---------
SECURITIES ACCOUNTING

DETERMINE CASH AVAILABILITY                                                      DAILY
WIRE MONEY PER VENDOR INSTRUCTIONS                                               DAILY
TRADE AFFIRMATION                                                                DAILY
RECONCILE SECURITIES HELD WITH VENDOR                                            DAILY

                                   SCHEDULE D

PRICE SOURCE AND METHODOLOGY AUTHORIZATION MATRIX

                                   SCHEDULE E
                                  FEE SCHEDULE

                                   SCHEDULE F
                         REMOTE ACCESS SERVICES ADDENDUM

                To Investment Accounting Agreement by and between
     State Street Bank and Trust Company and Securian Financial Group, Inc.,
                             dated January 10, 2003

         State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

         The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

         Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

         Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

         Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

         You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

         You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

         You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

         You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

         Limited Warranties. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

         EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Infringement. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

         Termination. Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

         Miscellaneous. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         CONFIRMED AND AGREED:

         SECURIAN FINANCIAL GROUP, INC., ON BEHALF OF ITSELF
         AND EACH OF ITS SUBSIDIARIES LISTED ON SCHEDULE A

         By:
                  ------------------------------
         Name:
                  ------------------------------
         Title:
                  ------------------------------


Date:
         ------------------------------